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                                     CONSENT OF INDEPENDENT ACCOUNTANTS
                                     ----------------------------------

We hereby consent to the use in this Prospectus and Proxy Registration Statement on Form N-14 of our
report dated December 19, 2003, relating to the financial statements and financial highlights of American
Skandia Advisor Funds, Inc., which appear in such Prospectus and Proxy Registration Statement whereby the assets of the ASAF International Equity Fund would be acquired by the ASAF William Blair International
Growth Fund.  We also consent to the reference to us under the heading Plan of Reorganization in such
Prospectus and Proxy Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 26, 2004